Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 116 to the Registration Statement on Form N-1A of Fidelity Hastings Street Trust: Fidelity Fifty, Fidelity Fund, Fidelity Growth Discovery Fund (formerly Fidelity Discovery Fund) and Fidelity Growth & Income II Portfolio, of our reports dated August 14, 2007 on the financial statements and financial highlights included in the June 30, 2007 Annual Reports to Shareholders of the above referenced funds, which is also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 27, 2007